UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2019

First Data Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-11073	47-0731996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Liberty Street, 29th Floor New York, New York 10281	10281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 735-3362

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01	Entry into a Material Definitive Agreement

On January 16, 2019, First Data Corporation (“First Data”), Fiserv, Inc. (“Fiserv”) and 300 Holdings, Inc. (“Merger Sub”), a wholly owned subsidiary of Fiserv, entered into an agreement and plan of merger (the “Merger Agreement”), pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, First Data will merge with and into Merger Sub (the “Merger”), with First Data being the surviving corporation of the Merger, and become a wholly owned subsidiary of Fiserv.

The board of directors of each of Fiserv and First Data has unanimously approved the Merger Agreement and the transactions contemplated thereby.

Simultaneously with the execution of the Merger Agreement, Fiserv entered into a voting and support agreement (the “Voting and Support Agreement”) and certain other agreements with New Omaha Holdings L.P. (“New Omaha”). New Omaha, an affiliate of Kohlberg Kravis Roberts & Co. L.P., currently controls approximately 86% of the total voting power with respect to the outstanding shares of First Data’s Class A common stock, par value $0.01 per share, and First Data’s Class B common stock, par value $0.01 per share (collectively, the “First Data Common Stock”), voting as a single class.

Merger Consideration

On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of First Data Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive 0.303 of a share (the “Exchange Ratio”) of common stock, par value $0.01 per share, of Fiserv (the “Fiserv Common Stock”).

At the Effective Time, First Data’s equity awards will generally be converted into Fiserv equity awards and be governed by the same terms and conditions as were applicable to the corresponding First Data equity awards, in each case, after giving effect to the Exchange Ratio and appropriate adjustments to reflect the consummation of the Merger and the terms and conditions applicable to such awards prior to the Effective Time.

The shares of Fiserv Common Stock to be issued in the Merger will be listed on The NASDAQ Stock Market LLC (“NASDAQ”).

Governance

At the Effective Time, the Chief Executive Officer of Fiserv immediately prior to the Effective Time (the “Fiserv CEO”) will continue to serve as the Chief Executive Officer of Fiserv and will become the Chairman of the board of directors of Fiserv, and the Chief Executive Officer of First Data immediately prior to the Effective Time (the “First Data CEO”) will become the President and Chief Operating Officer of Fiserv and will serve as a director.

The parties have agreed to certain other governance terms in the Merger Agreement and, prior to the closing, the board of directors of Fiserv will cause Fiserv’s By-Laws to be amended and restated (as amended and restated, the “Amended By-Laws”) to reflect such terms. The Amended By-Laws, a form of which is set forth as Exhibit A to the Merger Agreement, will become effective as of the Effective Time. The governance terms described below will remain in place beginning on the closing date and ending immediately following the conclusion of the second annual meeting of Fiserv’s shareholders following the closing date.

At the Effective Time, the board of directors of Fiserv will consist of ten directors, of whom (i) six will be individuals designated by Fiserv, consisting of five independent directors of Fiserv and the Fiserv CEO, and (ii) four will be individuals designated by First Data, consisting of two independent directors of First Data, one director of First Data designated by and affiliated with New Omaha in accordance with the Shareholder Agreement, and the First Data CEO. At the Effective Time, a director designated by Fiserv will be appointed as the Lead Director of the board of directors of Fiserv.

At the Effective Time, the board of directors of Fiserv will have at least three standing committees: (i) an Audit Committee; (ii) a Compensation Committee; and (iii) a Nominating and Governance Committee. Each standing committee will have three to four members, with at least one qualified director designated by First Data. At the Effective Time, the chairperson of the Compensation Committee will be a director designated by First Data.

Conditions to the Merger

Completion of the Merger is subject to customary closing conditions for both parties, including (i) the adoption of the Merger Agreement by the stockholders of First Data; (ii) the approval of the issuance of Fiserv Common Stock pursuant to the Merger Agreement (the “Share Issuance”) by the shareholders of Fiserv; (iii) the approval for listing on the NASDAQ of Fiserv Common Stock to be issued pursuant to the Merger Agreement; (iv) the receipt of specified regulatory approvals or the expiration or termination of applicable waiting periods, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”); and (v) the effectiveness of the registration statement on Form S-4 registering the Fiserv Common Stock issuable in the Merger and the absence of any stop order or proceedings by the U.S. Securities and Exchange Commission (“SEC”) with respect thereto. The obligation of each of Fiserv and First Data to consummate the Merger is also conditioned on, among other things, the receipt by each of Fiserv and First Data of a tax opinion from its counsel as to the tax-free nature of the Merger, the truth and correctness of the representations and warranties made by the other party on the date of the Merger Agreement and on the closing date (subject to certain “materiality” and “material adverse effect” qualifications set forth in the Merger Agreement with respect to such representations and warranties), and the performance by the other party in all material respects of its obligations under the Merger Agreement. In addition, the obligation of First Data to consummate the Merger is conditioned on the adoption by Fiserv of the Amended By-Laws implementing the governance terms described above, which Amended By-Laws will become effective as of the Effective Time.

Certain Other Terms of the Merger Agreement

The Merger Agreement contains customary representations and warranties made by each of Fiserv and First Data, and also contains customary pre-closing covenants applicable to both parties, including mutual covenants, among others, (i) to operate its businesses in the ordinary course consistent with past practice in all material respects and to refrain from taking certain actions without the other party’s consent, (ii) not to solicit, initiate, seek or support or knowingly encourage or facilitate any inquiries or proposals, and, subject to certain exceptions, not to engage or participate in any negotiations with any third party concerning any acquisition proposal or provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any third party relating to any acquisition proposal, (iii) subject to certain exceptions, not to withdraw, change, qualify or modify the recommendation of its board of directors for the Merger Agreement or the Merger or the Share Issuance, as applicable, and (iv) to use its respective reasonable best efforts to obtain governmental, regulatory and third party approvals.

In addition, the Merger Agreement contains covenants that require each of Fiserv and First Data to obtain their respective requisite shareholder approval and stockholder approval and, subject to certain exceptions, the board of directors of Fiserv to recommend to its shareholders to approve the Share Issuance, in the case of Fiserv, and the board of directors of First Data to recommend to its stockholders to approve and adopt the Merger Agreement, in the case of First Data. Pursuant to the Merger Agreement, Fiserv will call and hold a shareholder meeting to obtain the requisite shareholder approval, and First Data will, in lieu of calling a meeting of its stockholders, provide a form of stockholder written consent as mutually agreed by the parties to First Data’s stockholders as soon as reasonably practicable after the registration statement on Form S-4 filed by Fiserv registering the Fiserv Common Stock issuable in the Merger is declared effective under the Securities Act of 1933, as amended (“Securities Act”) (and, in the case of New Omaha, within 24 hours after such Form S-4 becomes effective) for the purpose of obtaining the requisite stockholder approval. However, in the event that First Data’s board of directors has changed its recommendation to its stockholders to approve and adopt the Merger Agreement, Fiserv will have the right, under certain circumstances, to request First Data to call and hold a stockholders meeting to obtain the requisite stockholder approval of the adoption of the Merger Agreement. On the terms and conditions set forth in the Voting and Support Agreement, New Omaha irrevocably and unconditionally agreed that it will, promptly following the time at which the registration statement on Form S-4 filed by Fiserv registering the Fiserv Common Stock issuable in the Merger becomes effective under the Securities Act (and in any event within 24 hours of such time) and receipt by New Omaha of the joint proxy/written consent statement, execute and deliver its written consent to vote in favor of adopting the Merger Agreement and approving the Merger and against, among other things, another acquisition proposal or merger, in each case, unless First Data’s board of directors has changed its recommendation to its stockholders to approve and adopt the Merger Agreement. In the event that First Data’s board of directors has changed its recommendation to its stockholders to approve and adopt the Merger Agreement, New Omaha’s voting obligation is reduced to 30% of the aggregate voting power of First Data’s outstanding common stock plus additional votes based on the voting percentage of First Data’s other stockholders.

The Merger Agreement contains certain termination rights for each of Fiserv and First Data, including in the event that (i) the Merger is not consummated on or before October 16, 2019 (as that date may be extended first to January 16, 2020 and then to April 16, 2020, in each case, by either party under certain circumstances in which the requisite regulatory approvals have not been obtained but all of the other closing conditions set forth in the Merger Agreement have been satisfied or waived), (ii) the requisite approval of the shareholders of Fiserv or the stockholders of First Data is not obtained, (iii) any restraint having the effect of preventing the consummation of the Merger has become final and non-appealable or (iv) there is a breach of any of its covenants or agreements or any of its representations or warranties, which breach is material and not timely cured or cannot be cured.

In addition, Fiserv and First Data can each terminate the Merger Agreement upon a material breach by the other party and, prior to obtaining the requisite approval of the stockholders or shareholders, as applicable, of the other party if, among other things, the other party’s board of directors has changed its recommendation that its shareholders approve the Share Issuance, in the case of Fiserv, or its stockholders to approve and adopt the Merger Agreement, in the case of First Data, or has failed to make or reaffirm such recommendation in certain circumstances. The Merger Agreement further provides that, upon termination of the Merger Agreement under specified circumstances, including termination by either party as a result of a change of recommendation by the other party’s board of directors, such party will receive a termination fee equal to $665 million in cash. In addition, under certain circumstances, upon the termination of the Merger Agreement relating to the failure to obtain HSR clearance or approval under any antitrust or competition law of the United States, First Data will receive a termination fee equal to $665 million in cash.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Fiserv or First Data or their respective businesses. Investors should note that the representations, warranties and covenants contained in the Merger Agreement have been made solely for the benefit of the parties to the Merger Agreement. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by each of Fiserv and First Data in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, the representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Fiserv and First Data rather than establishing matters as facts, are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors and were made only as of the date of the Merger Agreement (or such other date or dates as may be specified in the Merger Agreement). Accordingly, the representations and warranties in the Merger Agreement should not be relied upon as characterizations of the actual state of facts about Fiserv or First Data.

* * *

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is being made in respect of the proposed merger transaction between First Data and Fiserv. In connection with the proposed merger, Fiserv will file with the SEC a registration statement on Form S-4 that will include the joint proxy/written consent solicitation statement of First Data and Fiserv and a prospectus of Fiserv, as well as other relevant documents regarding the proposed transaction. A definitive joint proxy/written consent solicitation statement/prospectus will also be sent to First Data stockholders and Fiserv shareholders. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY/WRITTEN CONSENT SOLICITATION STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the joint proxy/written consent solicitation statement/prospectus, as well as other filings containing information about First Data and Fiserv, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from First Data by accessing First Data’s website at investor.firstdata.com or from Fiserv by accessing Fiserv’s website at investors.fiserv.com. Copies of the joint proxy and consent solicitation statement/prospectus can also be obtained, free of charge, by directing a request to First Data Investor Relations at Investor

Relations, First Data, 5565 Glenridge Connector NE, Suite 2000, by calling 212-266-3565, or by sending an e-mail to peter.poillon@firstdata.com or to Fiserv Investor Relations at Investor Relations, Fiserv, 255 Fiserv Drive Brookfield, WI 53045, by calling 800-425-3478 or by sending an e-mail to investor.relations@fiserv.com.

First Data and Fiserv and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from First Data stockholders and Fiserv shareholders in respect of the transaction described in the joint proxy/written consent solicitation statement/prospectus. Information regarding First Data’s directors and executive officers is contained in First Data’s Annual Report on Form 10-K for the year ended December 31, 2017 and its Proxy Statement on Schedule 14A, dated March 29, 2018, which are filed with the SEC. Information regarding Fiserv’s directors and executive officers is contained in Fiserv’s Annual Report on Form 10-K for the year ended December 31, 2017 and its Proxy Statement on Schedule 14A, dated April 10, 2018, which are filed with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy and consent solicitation statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication may constitute forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions which concern strategy, plans, projections or intentions. Examples of forward-looking statements include, but are not limited to, all statements made relating to revenue, earnings before net interest expense, income taxes, depreciation and amortization, earnings, margins, growth rates and other financial results for future periods. By their nature, forward-looking statements speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. In addition to factors previously disclosed in First Data’s and Fiserv’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of First Data and Fiserv to terminate the definitive merger agreement between First Data and Fiserv; the outcome of any legal proceedings that may be instituted against First Data, Fiserv or their respective stockholders, shareholders or directors; the ability to obtain regulatory approvals and meet other closing conditions to the merger, including the risk that regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated or that are material and adverse to First Data’s or Fiserv’s business; a delay in closing the merger; the ability to obtain approval by First Data stockholders and Fiserv shareholders on the expected terms and schedule; difficulties and delays in integrating the First Data and Fiserv businesses, including with respect to implementing systems to prevent a material security breach of any internal systems or to successfully manage credit and fraud risks in business units; failing to fully realizing anticipated cost savings and other anticipated benefits of the merger; business disruptions from the proposed merger that will harm First Data’s or Fiserv’s business, including current plans and operations; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger, including as it relates to First Data’s or Fiserv’s ability to successfully renew existing client contracts on favorable terms or at all and obtain new clients; certain restrictions during the pendency of the merger that may impact First Data’s or Fiserv’s ability to pursue certain business opportunities or strategic transactions; the ability of First Data or Fiserv to retain and hire key personnel; uncertainty as to the long-term value of the common stock of Fiserv following the merger; the continued availability of capital and financing following the merger; the business, economic and political conditions in the markets in which First Data and Fiserv operate; the impact of new or changes in current laws, regulations, credit card association rules or other industry standards, including privacy and cybersecurity laws and regulations; and events beyond First Data’s or Fiserv’s control, such as acts of terrorism.

Any forward-looking statements speak only as of the date of this communication or as of the date they were made, and neither First Data nor Fiserv undertakes any obligation to update forward-looking statements. For a more detailed discussion of these factors, also see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in First Data’s and Fiserv’s most recent reports on Form 10-K for the year ended December 31, 2017, and any material updates to these factors contained in any of First Data’s and Fiserv’s future filings.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainties of estimates, forecasts and projections and may be better or worse than projected and such differences could be material. Given these uncertainties, you should not place any reliance on these forward-looking statements. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 16, 2019, by and among Fiserv, Inc., 300 Holdings, Inc. and First Data Corporation*

*

The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. First Data agrees to furnish a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST DATA CORPORATION (Registrant)

Date: January 17, 2019	By:	/s/ Adam L. Rosman
(Signature)
	Name:	Adam L. Rosman
	Title:	Executive Vice President and General Counsel